EXHIBIT 4
                         SECOND AMENDMENT
                       OF CREDIT AGREEMENT


     THIS SECOND AMENDMENT OF CREDIT AGREEMENT, dated as of December 18, 1996 (this "Amendment"), is by and among Stone Container Corporation, a
 Delaware corporation (the "Borrower"), the undersigned financial institutions, including Bankers Trust Company, in their capacities as lenders (collectively, the "Lenders," and each individually, a "Lender"), Bankers Trust Company, as agent (the "Agent") for the Lenders, and the undersigned financial institutions in their capacities as Co-Agents.

                            RECITALS:

     A. The Borrower, Bank of America National Trust & Savings Association, The Bank of New York, The Bank of Nova Scotia, Caisse Nationale de Credit Agricole, The Chase Manhattan Bank, N.A., Dresdner Bank AG-Chicago and Grand Cayman Branches, The First National Bank of Chicago, The Long-Term Credit Bank of Japan, Ltd., NationsBank, N.A. (Carolinas), The Sumitomo Bank, Ltd., Chicago Branch and Toronto Dominion (Texas), Inc., as co-agents (collectively, the "Co-Agents," and each individually, a "Co-Agent"), the Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 22, 1996, as amended by the First Amendment of Credit Agreement dated as of June 20, 1996 (the "Credit Agreement").

     B. The Borrower has requested the Agent and the Lenders to amend the Credit Agreement to, among other things, adjust the Interest Coverage Ratio and the Indebtedness Ratio levels that are required to be maintained by the Borrower under Section 5.3 of the Credit Agreement.

     C. The Borrower, the Agent and the Lenders desire to amend the Credit Agreement on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Credit Agreement.
     SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

          (a) A new Section 5.1.19 is added to the Credit Agreement as follows:

          "5.1.19   Additional Collateral.

          As soon as practicable, but in any event on or prior to January 30, 1997, the Borrower shall execute and deliver, or cause to be delivered, to the Agent a Mortgage and a Security Agreement (or an amendment to the existing Security Agreement) with respect to the Borrower's paper mill located in Jacksonville, Florida and all fixed assets, inventory and other tangible personal property located at such facility, together with such surveys, environmental information and studies, title reports, title insurance (with all requirements for the insurance thereof having been satisfied), financing statements, lien searches, opinions of counsel, evidence of recordation and payment of applicable recording and other taxes as the Agent may reasonably request, and all in form and substance reasonably satisfactory to the Agent. The Borrower shall also take or cause to be taken all actions reasonably requested by the Agent in order to perfect or protect the Lien of the Mortgage and Security Agreement with respect to such properties and assets."


          (b) Section 5.2.10(a)(ix) of the Credit Agreement is amended in its entirety to read as follows:

          "(ix) so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, the prepayment of any maturity or maturities of debt securities of the Borrower
          (including the payment of principal, stated premium, if any, and interest thereon) out of Discretionary Funds in an amount not to exceed the Discretionary Funds Basket; provided, however, that no prepayment of the Indebtedness created pursuant to or evidenced by any of the Specified Senior Indentures in accordance with
           Article XI of any thereof shall be permitted by this
           Section 5.2.10(a)(ix);"

          (c) Section 5.3.1 of the Credit Agreement is amended by deleting such Section in its entirety and replacing it with the following:

               "5.3.1    Interest Coverage Ratio.

               (a)  As of the end of each Fiscal Quarter, calculated for the most recently completed four Fiscal Quarters (but if four Fiscal Quarters have not been completed since the Closing Date, then for the number of Fiscal Quarters that have been completed since the Closing Date), except as otherwise provided in
                Section 5.3.1(b) below, maintain an Interest Coverage Ratio for such period ending on a date set forth below of not less than the ratio set forth opposite such date:

                  Date                          Ratio

               December 31, 1994             1.00 to 1
               March 31, 1995                1.15 to 1
               June 30, 1995                 1.25 to 1
               September 30, 1995            1.35 to 1
               December 31, 1995             1.50 to 1
               March 31, 1996                1.65 to 1
               June 30, 1996                 1.75 to 1
               September 30, 1996            1.85 to 1
               December 31, 1996             1.00 to 1
               March 31, 1997                0.65 to 1
               June 30, 1997                 0.65 to 1
               September 30, 1997            0.75 to 1
               December 31, 1997             1.00 to 1
               March 31, 1998                1.00 to 1
               June 30, 1998                 1.25 to 1
               September 30, 1998            1.50 to 1
               December 31, 1998             1.75 to 1
               March 31, 1999
                 and thereafter              2.00 to 1

               (b)  In the event that the Borrower fails to maintain an
                Interest Coverage Ratio as provided in Section 5.3.1(a) as of the end of any Fiscal Quarter ending on September 30, 1997, December 31, 1997, June 30, 1998, September 30, 1998,
                December 31, 1998 or March 31,1999 (each such date, a "Step-Up-Date"), the Borrower shall be allowed to satisfy the Interest Coverage Ratio requirements under this
                Section 5.3.1 on any two (2) Step-Up-Dates by maintaining an Interest Coverage Ratio calculated for the period of one Fiscal Quarter (it being understood and agreed that all calculations under the definition of "Interest Coverage Ratio" would, for purposes of this Section 5.3.1(b), be made on a one-quarter basis rather than on a four-quarter basis) ending on such Step-Up-Date, of not less than the ratio set forth below opposite such Step-Up-Date:

                  Step-Up-Date                      Ratio

               September 30, 1997                 1.00 to 1
               December 31, 1997                  1.25 to 1
               June 30, 1998                      1.50 to 1
               September 30, 1998                 1.75 to 1
               December 31, 1998                  2.00 to 1
               March 31, 1999                     2.25 to 1"

          (d) Section 5.3.2 of the Credit Agreement is amended by deleting such Section in its entirety and replacing it with the following:

               "5.3.2    Indebtedness Ratio.  Have an Indebtedness Ratio of not
                more than the following amounts as of the end of each Fiscal Quarter ending on a date set forth below:

                  Date                          Ratio

               December 31, 1994 through
                 March 31, 1998              .85 to 1
               June 30, 1998 through
                 September 30, 1998          .83 to 1
               December 31, 1998             .80 to 1
               March 31, 1999                .78 to 1
               June 30, 1999 and
                 thereafter                  .75 to 1"

          (e) Schedule 4.6 of the Credit Agreement is amended in its entirety to read as Schedule 4.6 hereto.

          (f) The Definitional Appendix of the Credit Agreement is amended by adding the following proviso at the conclusion of the definition of "Discretionary Funds Basket":

          "; provided, however, that from and after the effective date of the Second Amendment of Credit Agreement dated as of December 18, 1996 to and including the date the Borrower delivers to the Agent a certificate pursuant to Section 5.1.1(b) evidencing, as of the end of the Fiscal Quarter for which such certificate is delivered, an Interest Coverage Ratio (calculated for the period specified in Section 5.3.1(a)) of at least 1.25:1, the aggregate amount of the Discretionary Funds Basket available to be used for Investments pursuant to Section 5.2.7(l), Acquisitions pursuant to Section 5.2.9(e)(ii) and Capital Expenditures pursuant to
          Section 5.2.11(iii) shall be deemed to be (a)$50,000,000 less
          (b) the amount of the Discretionary Funds Basket used for such Investments, Acquisitions and Capital Expenditures on or after such effective date."

          (g) The Definitional Appendix of the Credit Agreement is further amended by adding the following definition in appropriate alphabetical order:

          ""Specified Senior Indentures" means each of (a) the Senior Indentures, (b)the First Mortgage Note Indenture, (c) the Senior Subordinated Note Indenture, (d) the Rating Adjustable Senior Note Indenture dated July 24, 1996 for notes due 2016 (obligation of the Borrower) and (e) the Senior Note Indenture dated
          August 16, 1996 for notes due 2006 (primary obligation of Stone Container Finance Company of Canada, guaranteed by the Borrower)."

     SECTION 3. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective upon the date (the "Effective Date") when (a) each of the Borrower, the Agent and the Required Lenders shall have executed and delivered this Amendment and (b) the Agent shall have received from the Borrower such certificates and opinions with respect hereto as the Agent may reasonably require.

     SECTION 4.     Representations and Warranties of the Borrower.
     The Borrower represents and warrants to the Lenders, the Co-Agents and the Agent as follows:

          (a) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof (except to the extent specifically made with regard to a particular date).

          (b) No Event of Default or Unmatured Event of Default has occurred and is continuing.

          (c) The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by, the Borrower and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

          (d) The execution, delivery and performance of this Amendment do not conflict with or result in a breach by the Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which the Borrower is a party or is subject.

     SECTION 5.     References to and Effect on the Credit Agreement.

          (a) On and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents (the "Ancillary Documents") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement, the Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Co-Agents or the Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

          (d) The Borrower acknowledges and agrees that this Amendment constitutes a "Loan Document" for purposes of the Credit Agreement, including, without limitation, Section 7.1(d) of the Credit Agreement.

     SECTION 6. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall be binding upon the respective parties hereto upon the execution and delivery of this Amendment by the Borrower, the Agent and the Required Lenders regardless of whether it has been executed and delivered by all of the Lenders. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE INTERNAL
     CONFLICTS OF LAWS PROVISIONS THEREOF.

     SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

         [Signature Pages Follow]


    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date above first written.


STONE CONTAINER CORPORATION

By:

Name:

Title:



BANKERS TRUST COMPANY, in its
individual capacity and as Agent

By:

Name:

Title:


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, in its
individual capacity and as a Co-Agent

By:

Name:

Title:


BANK OF BOSTON


By:

Name:

Title:


THE BANK OF NEW YORK, in its
individual capacity and as a Co-Agent

By:

Name:

Title:

THE BANK OF NOVA SCOTIA, in its
individual capacity and as a Co-Agent

By:

Name:

Title:

CAISSE NATIONALE DE CREDIT
AGRICOLE, in its individual capacity and as a Co-Agent

By:

Name:

Title:

AERIES FINANCE LTD.

By:

Name:

Title:

CERES FINANCE LTD.

By:

Name:

Title:

STRATA FUNDING LTD.


By:

Name:

Title:

THE CHASE MANHATTAN BANK, N.A.,
in its individual capacity and as a Co-Agent, and as successor to both Chemical Bank and The Chase Manhattan Bank, N.A.

By:

Name:

Title:

MORGAN STANLEY SENIOR
FUNDING, INC.

By:

Name:

Title:

CHL HIGH YIELD LOAN PORTFOLIO, a
Unit of The Chase Manhattan Bank, N.A.

By:

Name:

Title:

COMPAGNIE FINANCIERE DE CIC ET
DE L'UNION EUROPEENNE


By:

Name:

Title:

DRESDNER BANK AG (New York and
Grand Cayman Branches), in its individual capacity and as a Co-Agent

By:

Name:

Title:

THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES


By:

Name:

Title:

THE FIRST NATIONAL BANK OF
CHICAGO, in its individual capacity and as a Co-Agent

By:

Name:

Title:

KEYPORT LIFE INSURANCE
COMPANY

By:      Chancellor Senior Secured
         Management, Inc., as Portfolio
         Advisor

By:

Name:

Title:

LEHMAN COMMERCIAL PAPER INC.


By:

Name:

Title:

THE LONG-TERM CREDIT BANK OF
JAPAN, LTD. in its individual capacity and as a Co-Agent

By:

Name:

Title:

MERITA BANK LTD., formerly known as
Union Bank of Finland, Ltd., Grand Cayman
Branch

By:

Name:

Title:

SENIOR HIGH INCOME PORTFOLIO,
INC.


By:

Name:

Title:

SENIOR HIGH INCOME PORTFOLIO,
INC., as successor in interest to Senior High
Income Portfolio II, Inc.

By:

Name:

Title:

CANADIAN IMPERIAL BANK OF
COMMERCE


By:

Name:

Title:

RESTRUCTURED OBLIGATIONS
BACKED BY SENIOR ASSETS B.V.


By:  Chancellor Senior Secured
     Management, Inc., as Portfolio
     Advisor

By:

Name:

Title:

SENIOR HIGH INCOME PORTFOLIO,
INC., as successor in interest to Senior
Strategic Income Fund, Inc.

By:

Name:

Title:

NATIONSBANK, N.A. (CAROLINAS), in
its individual capacity and as a Co-Agent


By:

Name:

Title:

PROSPECT STREET SENIOR
PORTFOLIO, L.P.

By:  Prospect Street Senior Loan Corp., as
     Managing General Partner

By:

Name:

Title:

STICHTING RESTRUCTURED
OBLIGATIONS BACKED BY SENIOR
ASSETS 2 (ROSA2)

By:  Chancellor Senior Secured
     Management, Inc., as Portfolio
     Advisor

By:

Name:

Title:

SENIOR DEBT PORTFOLIO

By:  Boston Management and Research,
     as Investment Advisor

By:

Name:

Title:

THE SUMITOMO BANK, LTD.,
CHICAGO BRANCH, in its individual
capacity and as a Co-Agent

By:

Name:

Title:

TORONTO DOMINION (TEXAS), INC., in
its individual capacity and as a Co-Agent

By:

Name:

Title:

VAN KAMPEN MERRITT PRIME RATE
INCOME TRUST

By:

Name:

Title:

MEDICAL LIABILITY MUTUAL
INSURANCE COMPANY

By:

Name:

Title:

FIRST ALABAMA BANK


By:

Name:

Title:

CAPTIVA FINANCE LTD.


By:

Name:

Title:

THE YASUDA TRUST & BANKING CO.,
LTD. CHICAGO BRANCH

By:

Name:

Title:

INDOSUEZ CAPITAL FUNDING II,
LIMITED

By:  Indosuez Capital Luxembourg, as
     Collateral Manager

By:

Name:

Title:

ING CAPITAL ADVISORS, INC.


By:

Name:

Title:

PROTECTIVE LIFE INSURANCE CO.


By:

Name:

Title:

MERRILL LYNCH PRIME RATE
PORTFOLIO

By:  Merrill Lynch Asset Management,
               LP, as Investment Advisor

By:

Name:

Title:

MERRILL LYNCH SENIOR FLOATING
RATE FUND, INC.

By:

Name:

Title:

CARILION HOLDING, LTD.


By:

Name:

Title:

OAK HILL SECURITIES FUND, L.P.


By:

Name:

Title:

SANWA BUSINESS CREDIT
CORPORATION


By:

Name:

Title:

Document Number:  0148884.01
12-23-96/:19a